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                                                                 Exhibit 10.20

                       SEPARATION AND CONSULTING AGREEMENT


         This SEPARATION AND CONSULTING AGREEMENT (this "Agreement") is made and entered into by and between PAUL J. MARANGOS ("Dr. Marangos") and CYPROS PHARMACEUTICAL CORPORATION (the "Company"), as of the last date on which this Agreement is executed by either party.

         WHEREAS, Dr. Marangos has tendered his resignation as Chief Executive Officer and all other positions he may hold with the Company (other than his position as a member of the Board of Directors of the Company, which position he will retain until his successor is elected and has qualified, or until his earlier death, resignation or removal) and wishes to enter into a consulting relationship with the Company;

         WHEREAS, the Company has accepted Dr. Marangos' resignation as Chief Executive Officer and all other positions he may hold with the Company (other than his position as a member of the Board of Directors of the Company), and wishes to provide Dr. Marangos with certain benefits in consideration of his service to the Company and the promises and covenants of Dr. Marangos as contained herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed by and between the parties hereto as follows:

         1. RESIGNATION. Dr. Marangos has tendered and the Company has accepted Dr. Marangos' resignation as Chief Executive Officer and all other positions he may hold with the Company (other than his position as a member of the Board of Directors of the Company, which position he will retain until his successor is elected and has qualified, or until his earlier death, resignation or removal), effective _______________, 1999 (the "Separation Date").

         2. ACCRUED SALARY AND PAID TIME OFF. The Company will pay Dr. Marangos all accrued salary, and all accrued and unused paid time off earned prior to the Separation Date, subject to standard payroll deductions and withholdings. Dr. Marangos is entitled to this payment regardless of whether he signs this Agreement.

         3. EXPENSE REIMBURSEMENT. Within ten (10) business days of the Separation Date, Dr. Marangos will submit his final documented expense reimbursement statement reflecting all business expenses he incurred through the Separation Date, if any, for which he seeks reimbursement. The Company shall reimburse Dr. Marangos' expenses pursuant to Company policy and regular business practice.

         4. COMPANY ACKNOWLEDGEMENT. The Company acknowledges that it is not aware of any breach by Dr. Marangos of his contractual, statutory or common law duties to the Company as of the Separation Date.

         5. RELEASE OF CLAIMS. In exchange for a payment of Twenty-Five Thousand Dollars ($25,000.00) ("Release Payment"), and the consulting agreement described in Section 6

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herein, Executive agrees to execute a release (the "Release") in the form attached hereto and incorporated herein as Exhibit A. Such Release shall specifically relate to all of Executive's rights and claims in existence at the time of such execution and shall confirm Executive's obligations under the Company's standard form of proprietary information and inventions agreement. It is understood that, as specified in the applicable Release, Executive has a certain number of calendar days to consider whether to execute such Release, and Executive may revoke such Release within seven (7) calendar days after execution. In the event Executive does not execute such Release within the applicable period, or if Executive revokes such Release within the subsequent seven (7) day period, no payments shall be payable under this Agreement, and this Agreement shall be null and void. Executive shall be paid the Release Payment in a lump sum on the Effective Date of the Release as defined in the Release.

         6. CONSULTING AGREEMENT. Dr. Marangos shall serve as a consultant to the Company under the terms specified herein. The consulting relationship shall commence on the Separation Date and continue through the first anniversary thereof (the "Consulting Period").

            (a) CONSULTING SERVICES. Dr. Marangos agrees to provide consulting services to the Company in any area of his expertise upon request by the Company's Chief Executive Officer or the Board of Directors. He agrees to exercise the highest degree of professionalism and utilize his expertise and creative talents in performing these services. Dr. Marangos agrees to make himself available to perform such consulting services throughout the Consulting Period, up to a maximum of thirty (30) hours during the first month of the Consulting Period and ten (10) hours per month thereafter.

            (b) CONSULTING FEES AND BENEFITS.

                (i) CONSULTING FEES. Dr. Marangos shall receive One Hundred Twenty-Five Thousand Dollars ($125,000.00) as consulting fees for the entire Consulting Period (the "Consulting Fees"). The Consulting Fees will be payable in a lump sum on the Separation Date.

                (ii) TAXES AND WITHHOLDING. The Company will not withhold from the Consulting Fees any amount for taxes, social security or other payroll deductions. The Company will issue Dr. Marangos a Form 1099 with respect to Dr. Marangos' Consulting Fees. Dr. Marangos acknowledges that he will be entirely responsible for payment of all appropriate taxes, and he hereby does and will indemnify and hold the Company harmless from any liability for his failure to timely pay any taxes, penalties or interest which may be assessed by any taxing authority.

                (iii) OTHER COMPENSATION. Except as expressly provided herein and under Dr. Marangos' Executive Severance Benefits Agreement with the Company dated August 4, 1999, Dr. Marangos acknowledges that he will not receive (nor is he entitled to) any additional compensation, severance or benefits (including, but not limited to, life insurance and disability insurance).

                                      2.

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            (c) LIMITATIONS ON AUTHORITY. Dr. Marangos shall have no
responsibilities or authority as a consultant to the Company other than as provided for above. Dr. Marangos hereby agrees not to represent or purport to represent the Company in any manner whatsoever to any third party unless authorized by the Company, in writing, to do so.

            (d) COVENANT NOT TO COMPETE. In exchange for the Company's agreement to pay Dr. Marangos an additional Fifty Thousand Dollars ($50,000.00) as provided in this Section 5(d), Dr. Marangos agrees that during the Consulting Period, Dr. Marangos will not directly or indirectly render services of any nature to, otherwise become employed by, or participate or engage in any business or entity which directly or indirectly competes with the business of the Company or any of its affiliates ("Covenant not to Compete"). Assuming Dr. Marangos' continued compliance with this Section 5(d), the Company will pay Dr. Marangos the sum of Fifty Thousand Dollars ($50,000.00) plus eight percent (8%) interest in equal monthly installments during the Consulting Period. If Dr. Marangos fails to comply with the Covenant not to Compete during the Consulting Period, the Company will no longer be obligated to make any payment to Dr. Marangos pursuant to this Section 5(d).

            (e) OTHER WORK ACTIVITIES. Subject to the Covenant not to Compete stated in Section 5(d) herein, throughout the Consulting Period, Dr. Marangos retains the right to engage in employment, consulting, or other work relationships in addition to his work for the Company. The Company will make reasonable arrangements to enable Dr. Marangos to perform his work for the Company at such times and in such a manner so that it will not interfere with other activities in which he may engage.

         7. ATTORNEY FEES. The Company agrees that, as part of this Agreement, it will reimburse Executive for his reasonable attorneys fees and disbursements incurred in connection with the review of this Agreement and other related agreements in an amount not to exceed Six Thousand Dollars ($6,000.00).

         8. NONSOLICITATION. Dr. Marangos agrees that during the Consulting Period, he will not, either directly or through others, solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

         9. COMPANY PROPERTY. Within ten (10) days of the Separation Date, Dr. Marangos agrees to return to the Company all Company documents (and all copies thereof) and other Company property in his possession, or his control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential material of the Company (and all reproductions thereof). Dr. Marangos agrees that, as of the Separation Date, he will neither use nor possess Company property, except such property which any officer or the Board specifically authorizes him to use or possess for the sole purpose of performing his duties under this Agreement or his duties as a Director of the Company.

                                      3.

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         10. PROPRIETARY INFORMATION OBLIGATIONS. Dr. Marangos hereby agrees to be bound throughout the Consulting Period by the terms of his Proprietary Information and Inventions Agreement (the "Proprietary Information Agreement"), a copy of which is attached hereto as Exhibit B, certain obligations under which continue after the termination of the Consulting Period, as specified in the Proprietary Information Agreement. However, inventions which he may make during this period without reference to proprietary information of the Company, and which are not derived from such information, shall remain Dr. Marangos' sole property.

         11. NONDISPARAGEMENT. Dr. Marangos and the Company agree that neither party will at any time disparage the other in any manner likely to be harmful to the other party, its business reputation, or the personal or business reputation of its Directors, stockholders or employees, provided that each party shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

         12. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by Dr. Marangos and the Company and shall not be publicized or disclosed in any manner whatsoever. Notwithstanding the prohibition in the preceding sentence: (a) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (b) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and
(c) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular (and without limitation), Dr. Marangos agrees not to discuss this Agreement with present or former Company employees or other personnel, except to the extent necessary to explain his consulting relationship with the Company or to carry out his duties under this Agreement.

         13. NO ADMISSIONS. It is understood and agreed by Dr. Marangos and the Company that this Agreement represents a compromise settlement of various matters, and that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person.

         14. ENTIRE AGREEMENT. This Agreement, including Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire agreement between Dr. Marangos and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Dr. Marangos and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its own free will.

         15. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns. However, because of the unique and personal nature of Dr. Marangos' duties under this Agreement, Dr. Marangos agrees not to delegate the performance of his duties under this Agreement.

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         16. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

         17. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

         18. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:


Date: ____________________________         PAUL J. MARANGOS,
                                           an individual

                                           __________________________________



Date: ____________________________         CYPROS PHARMACEUTICAL CORPORATION,
                                           a California corporation

                                           By:_______________________________

                                           Name:_____________________________

                                           Title:____________________________

                                      5.
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                                    EXHIBIT A

                                     RELEASE

         Certain capitalized terms used in this Release are defined in the Separation and Consulting Agreement (the "Agreement") which I, PAUL J. MARANGOS, have executed and of which this Release is a part.

         I hereby confirm my obligations under CYPROS PHARMACEUTICAL CORPORATION'S (the Company) Proprietary Information and Inventions Agreement.

         I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

         Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; PROVIDED, HOWEVER, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company's indemnification obligation pursuant to agreement or applicable law.

         I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to

                                      1.
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which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier);
(D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me ("Effective Date").

Date: __________________________              ________________________________
                                              PAUL J. MARANGOS

                                      2.